Tecogen Announces Third Quarter 2020 Results
Continued Improvement in Margin and OPEX

WALTHAM, Mass., November 12, 2020 - Tecogen Inc. (OTCQX: TGEN), a leading manufacturer of clean energy products, reported revenues of $7.20 million for the quarter ended September 30, 2020 compared to $8.67 million for the same period in 2019, a 17.0% decrease. Product revenues decreased 30% to $2.66 million compared to $3.79 million in the same period in 2019. Gross profit for the third quarter of 2020 was $2.79 million compared to $2.83 million in the third quarter of 2019. Gross margin improved to 39% for the third quarter of 2020 compared to 33% for the same period in 2019. Net loss was $232 thousand for the third quarter of 2020, compared to $586 thousand for the same period in 2019.
Key Takeaways:

•	Gross margin increased to 38.7% for Q3 2020 versus 32.7% for Q3 2019

•	Operating expenses decreased by $375 thousand (11.1%) to $2.99 million for the third quarter of 2020 compared to $3.37 million in the same period of 2019

•	Net loss per share was $0.01 for the third quarter of 2020 and $0.02 for the third quarter of 2019

•	Cash flows provided by operations of $1.57 million year to date compared to cash flows used by operations of $3.23 million for the same period in 2019

•	Cash and cash equivalents at the end of the third quarter 2020 of $1.65 million compared to $780 thousand on September 30, 2019, an increase of 117%.

Adjusted EBITDA(1) was negative $67 thousand for the third quarter of 2020 compared to negative $422 thousand for the third quarter of 2019. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges due to the abandonment of certain intangible assets. See table following the statements of operations for a reconciliation from net loss to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
On April 17, 2020, the Company obtained a Paycheck Protection Program ("PPP") loan of $1,874,200 pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). The proceeds were used for payroll, rent and utilities and, on November 10, 2020, an application was submitted for forgiveness of the full amount of the loan.
“During the third quarter we continued to experience challenges to our business and our customers as a result of the COVID-19 pandemic,” commented Benjamin Locke, Tecogen's Chief Executive Officer. “Our product sales in the third quarter declined primarily due to the impact of COVID-19 related delays on projects and customer purchase decision timing. Installation revenue and Energy Production revenue also decreased as we experienced COVID-19 related disruption. On the positive side, we saw record revenues from our maintenance services, and we are cautiously optimistic that our product revenues will improve for the rest of the year. We have used the slowdown in activity to focus on improving efficiencies and reducing operating expenses, and I am encouraged we are seeing results with our improved product and service margins.”
Sales & Operations Highlights

•	Current sales backlog of equipment and installations as of September 30, 2020 is $10.7 million, comprised of $8.1 million of products and $2.5 million of installation services

•	Executed license agreement with Origin Engines relating to the use of Ultera emissions reduction technology on engines sold by Origin in certain markets

•	Signed a Joint Sales and Marketing Agreement with a natural gas company in Canada to pursue opportunities focused on advanced natural gas cooling solutions for commercial and industrial customers

•	Received order for Tecogen's proprietary Ultera emission reduction system for use by the Eastern Municipal Water District (EMWD) at its facility in Winchester, California

•	Sale of Tecofrost gas engine refrigeration compressor to a food processing facility in Connecticut

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the third quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter 2020 earnings call. Please begin dialing 10 minutes before the scheduled starting time. This earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/news-events. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost and Ultera are registered trademarks of Tecogen Inc.
Forward Looking Statements

This press release and accompanying documents contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. For example, statements in this press release regarding the potential future impact of the COVID-19 pandemic on the Company’s business and results of operations are forward-looking statements. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Such forward-looking statements include, among other things, the impact of the coronavirus pandemic on demand for our products or services, the availability of incentives, rebates and tax benefits relating to our products, changes in the regulatory environment relating to our products, competing technological developments, and the availability of financing to fund our operations and growth. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented, and Part II, Item 1A of the Company’s Form 10-Q for the quarter ended September 30, 2020 (“Third Quarter Form 10-Q”), in each case under the heading “Risk Factors.” The following discussion should be read in conjunction with the Third Quarter Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and the unaudited condensed consolidated financial statements and accompanying notes included in Part I, Item 1 of the Third Quarter Form 10-Q. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including Adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,647,471	$877,676
Accounts receivable, net	8,885,455	14,569,397
Unbilled revenue	5,370,422	5,421,811
Inventory, net	7,142,799	6,405,229
Prepaid and other current assets	517,924	635,034
Total current assets	23,564,071	27,909,147
Property, plant and equipment, net	2,998,014	3,465,948
Right of use assets	1,763,795	2,173,951
Intangible assets, net	1,441,518	1,593,781
Goodwill	5,281,867	5,281,867
Other assets	198,500	691,941
TOTAL ASSETS	$35,247,765	$41,116,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit, bank	$—	$2,402,384
Note payable, current portion	209,618	—
Accounts payable	3,815,875	5,271,756
Accrued expenses	2,650,873	2,599,366
Deferred revenue	1,328,657	2,635,619
Lease obligations, current	519,318	536,443
Total current liabilities	8,524,341	13,445,568
Long-term liabilities:
Deferred revenue, net of current portion	125,556	145,464
Note payable, net of current portion	1,664,582	—
Lease obligations, long-term	1,344,682	1,637,508
Unfavorable contract liability, net	2,205,301	2,534,818
Total liabilities	13,864,462	17,763,358

Commitments and contingencies (Note 11)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,849,261 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	24,850	24,849
Additional paid-in capital	56,753,845	56,622,285
Accumulated deficit	(35,467,309)	(33,379,114)
Total Tecogen Inc. stockholders’ equity	21,311,386	23,268,020
Noncontrolling interest	71,917	85,257
Total stockholders’ equity	21,383,303	23,353,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,247,765	$41,116,635

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2020	September 30, 2019
Revenues
Products	$2,659,635	$3,790,291
Services	4,171,377	4,248,584
Energy production	368,695	631,602
Total revenues	7,199,707	8,670,477
Cost of sales
Products	1,593,500	2,515,605
Services	2,621,855	3,029,702
Energy production	197,608	293,929
Total cost of sales	4,412,963	5,839,236
Gross profit	2,786,744	2,831,241
Operating expenses
General and administrative	2,318,789	2,333,887
Selling	563,857	669,720
Research and development	111,253	365,817
Total operating expenses	2,993,899	3,369,424
Loss from operations	(207,155)	(538,183)
Other income (expense)
Interest income	(12)	192
Interest expense	(4,845)	(18,516)
Total other income (expense), net	(4,857)	(18,324)
Loss before provision for state income taxes	(212,012)	(556,507)
Provision for state income taxes	9,397	7,881
Consolidated net loss	(221,409)	(564,388)
Income attributable to the noncontrolling interest	(10,511)	(21,861)
Net loss attributable to Tecogen Inc.	$(231,920)	$(586,249)

Net loss per share - basic and diluted	$(0.01)	$(0.02)
Weighted average shares outstanding - basic and diluted	24,850,261	24,843,177

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(231,920)	$(586,249)
Interest expense, net	4,857	18,324
Income taxes	9,397	7,881
Depreciation & amortization, net	100,304	95,616
EBITDA	(117,362)	(464,428)
Stock based compensation	50,582	42,671
Adjusted EBITDA	$(66,780)	$(421,757)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Revenues
Products	$8,752,908	$9,260,265
Services	12,448,671	13,003,529
Energy production	1,395,886	2,450,710
Total revenues	22,597,465	24,714,504
Cost of sales
Products	5,298,750	6,005,819
Services	7,925,925	8,034,410
Energy production	887,888	1,458,360
Total cost of sales	14,112,563	15,498,589
Gross profit	8,484,902	9,215,915
Operating expenses
General and administrative	7,645,729	7,672,550
Selling	2,022,027	2,067,674
Research and development	641,616	1,083,444
Gain on sale of assets	—	(1,081,049)
Goodwill impairment	—	3,693,198
Total operating expenses	10,309,372	13,435,817
Loss from operations	(1,824,470)	(4,219,902)
Other income (expense)
Interest income	11,953	790
Interest expense	(121,084)	(63,547)
Unrealized loss on investment securities	(98,403)	(19,680)
Total other expense, net	(207,534)	(82,437)
Loss before provision for state income taxes	(2,032,004)	(4,302,339)
Provision for state income taxes	27,791	15,667
Consolidated net loss	(2,059,795)	(4,318,006)
(Income) loss attributable to the noncontrolling interest	(28,400)	94,551
Net loss attributable to Tecogen Inc.	$(2,088,195)	(4,223,455)

Net loss per share - basic and diluted	$(0.08)	$(0.17)
Weighted average shares outstanding - basic and diluted	24,850,257	24,838,367

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(2,088,195)	$(4,223,455)
Interest & other expense, net	109,131	62,757
Income taxes	27,791	15,667
Depreciation & amortization, net	293,941	362,848
EBITDA	(1,657,332)	(3,782,183)
Stock based compensation	132,312	120,604
Unrealized loss on marketable securities	98,403	19,680
Non-cash abandonment of intangible assets	179,944	—
Goodwill impairment	—	3,693,198
Adjusted EBITDA	$(1,246,673)	$51,299

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(2,059,795)	$(4,318,006)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, accretion and amortization, net	293,941	362,848
Stock-based compensation	132,312	120,604
Goodwill impairment	—	3,693,198
Gain on sale of assets	—	(1,081,049)
Provision for losses on accounts receivable	—	29,849
Unrealized loss on marketable securities	98,403	19,680
Abandonment of intangible assets	179,944	—
Non-cash interest expense	51,190	36,252
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	5,683,941	1,097,220
Unbilled revenue	51,389	(763,604)
Inventory	(737,570)	(165,375)
Due from related party	—	9,405
Prepaid expenses and other current assets	117,109	(19,586)
Other non-current assets	692,484	(235,695)
Increase (decrease) in:
Accounts payable	(1,455,881)	(665,587)
Accrued expenses and other current liabilities	145,848	(203,262)
Deferred revenue	(1,619,696)	(1,142,575)
Net cash provided by (used in) operating activities	1,573,619	(3,225,683)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(59,952)	(73,642)
Proceeds from sale of assets	—	5,000,000
Purchases of intangible assets	(123,252)	(64,656)
Payment of stock issuance costs	(1,951)	(1,011)
Distributions to noncontrolling interest	(41,740)	(48,127)
Net cash provided by (used in) investing activities	(226,895)	4,812,564
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving line of credit, net	(2,452,329)	(1,105,111)
Proceeds from note payable	1,874,200	—
Proceeds from the exercise of stock options	1,200	26,418
Net cash used in financing activities	(576,929)	(1,078,693)
Change in cash and cash equivalents	769,795	508,188
Cash and cash equivalents, beginning of the period	877,676	272,552
Cash and cash equivalents, end of the period	$1,647,471	$780,740

Supplemental disclosures of cash flows information:
Cash paid for interest	$62,007	$24,729
Cash paid for taxes	$27,791	$29,205

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principles (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges due to abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.